UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2006

CERIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota  55425
(Address of principal executive offices)    (Zip code)

Registrant’s telephone number, including area code:  (952) 853-8100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On June 15, 2006, Ceridian Corporation (the “Company”) amended its $150 million Comdata receivables securitization facility (the “Securitization Facility”) to extend the termination date of the Securitization Facility. Pursuant to the terms of the amendment, the Securitization Facility will terminate at the earliest of June 14, 2009, the Liquidity Termination Date (which was extended in the amendment to June 14, 2007), or the Amortization Date (as defined in the Securitization Facility documentation).

The amendment to the Securitization Facility is among Comdata Funding Corporation, Comdata Network, Inc., Jupiter Securitization Corporation, and JPMorgan Chase Bank, N.A. A copy of the amendment is attached hereto as Exhibit 10.1, and is incorporated herein by reference. JPMorgan Chase Bank, N.A. is also a party to the Company’s $350 million domestic revolving credit facility.

Item 9.01.               Financial Statements and Exhibits.

                       (d)                                 Exhibits

                       10.1                              Amendment No. 12 to Receivables Purchase Agreement entered into as of June 15, 2006 among Comdata Funding Corporation, Comdata Network, Inc., Jupiter Securitization Corporation, each Financial Institution party thereto, and JPMorgan Chase Bank, N.A., as successor in merger to Bank One, NA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Dated:  June 19, 2006

INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing

10.1

Amendment No. 12 to Receivables Purchase Agreement entered into as of June 15, 2006 among Comdata Funding Corporation, Comdata Network, Inc., Jupiter Securitization Corporation, each Financial Institution party thereto, and JPMorgan Chase Bank, N.A., as successor in merger to Bank One, NA.

Filed electronically